AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                     OF CARING PRODUCTS INTERNATIONAL, INC.

                                     * * * *


      FIRST: The name of the corporation is Caring Products International, Inc. (the "Corporation"). The Corporation's original Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 30, 1993. The Corporation was originally incorporated under the name FWCC Merger Corp.

      SECOND: On August 28, 2002, in the manner prescribed by Sections 242 and 245 of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation was duly adopted by written consent of the Board of Directors and by written consent of the holder of at least a majority of the outstanding capital stock of the Corporation pursuant to Sections 141(f) and 228 of the Delaware General Corporation Law. This Amended and Restated Certificate of Incorporation shall supersede the original Restated Certificate of Incorporation and all amendments thereto.

      THIRD: The Restated Certificate of Incorporation of the Corporation is amended and restated in its entirety as follows:

      FIRST: The name of the corporation is US Global Aerospace, Inc.

      SECOND: The address of the registered office of the Corporation in the State of Delaware is located at 615 S. DuPont Highway, Dover, DE 19901. The name of the registered agent at the address is National Corporate Research, Ltd.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

      FOURTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, preferred stock ("Preferred Stock") and common stock ("Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is 101,000,000. The total number of shares of Common Stock the Corporation shall have the authority to issue is 100,000,000, par value $0.01 per share. The total number of shares of Preferred Stock that the Corporation shall have the authority to issue is 1,000,000, par value $0.01 per share. The Corporation's capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.


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

      The Board of Directors of the Corporation is expressly authorized, subject to limitations prescribed by law and the provisions of this Article Fourth, to provide for the issuance of the shares of Preferred Stock from time to time in one or more series, and by filing a certificate pursuant to the Delaware General Corporation Law, to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares as may be permitted by the Delaware General Corporation Law.

      FIFTH: The election of directors need not be by written ballot unless otherwise provided by the By-laws of the Corporation.

      SIXTH: The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal the By-laws of the Corporation, except as such power may be restricted or limited by the Delaware General Corporation Law.

      SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

      EIGHTH: Anything to the contrary in this Amended and Restated Certificate of Incorporation notwithstanding, no director shall be liable personally to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided however, that nothing in this paragraph shall eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 374 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.


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      Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      NINTH: The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, each person (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, join venture, trust, employee benefit plan or other enterprise. The indemnification provided for herein shall be made only as authorized in the specific case upon a determination; in the manner provided by law, that indemnification of the director, officer, employee or agent is proper under the circumstances. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability that may be asserted against such person. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      FOURTH: The foregoing amendment and restatement of the Restated Certificate of Incorporation shall supersede the original Restated Certificate of Incorporation of the Corporation and all amendments thereto.


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      IN WITNESS WHEREOF, the undersigned corporation has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer this 26th day of September, 2002.


                                       CARING PRODUCTS INTERNATIONAL, INC.


                                       By: /s/ John Robinson
                                          --------------------------------------
                                          John Robinson, Chief Executive Officer


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